UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2015

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Athersys, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 24, 2015. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders.

Proposal One - Election of Directors.

All nominees for election to the Company’s Board of Directors named in the Company’s proxy statement filed with the Securities and Exchange Commission on May 6, 2015 were elected, each to a one-year term, with the following vote:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	14,993,851	1,784,123	49,738,220

John J. Harrington	16,076,175	701,799	49,738,220

Kenneth H. Traub	16,122,589	655,385	49,738,220

Lee E. Babiss	16,064,013	713,961	49,738,220

Ismail Kola	16,066,151	711,823	49,738,220

Lorin J. Randall	16,056,029	721,945	49,738,220

Jack L. Wyszomierski	16,090,545	687,429	49,738,220

Proposal Two - Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 with the following vote:

For	Against	Abstain
64,148,534	2,278,451	89,209

Proposal Three - Advisory Vote on Named Executive Officer Compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

For	Against	Abstain	Broker Non-Votes
14,087,677	2,470,442	219,855	49,738,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Vice President of Finance

Date: June 25, 2015